As filed with the Securities and Exchange Commission on August 17, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECT BIOTECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23 Hata’as Street, Kfar Saba, Israel 44425

(Address of Principal Executive Offices)

Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme

(Full title of the plan)

Vcorp Services, LLC

25 Robert Pitt Drive, Suite

204 Monsey, New York

10952 (888) 528-2677

(Name, Address and Telephone Number of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ronen Kantor, Esq. Giora Gutman, Esq. Doron Tikotzky Kantor Gutman Cederboum & Co. B.S.R. 4 Tower, 33 Floor 7 Metsada Street, Bnei Brak 5126112 Israel Tel: (+972) (3) 613-3371	Gary Emmanuel, Esq. Mark Selinger, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares (3)	3,150,385	$0.33	$1,039,628	$120.49	(4)
Ordinary Shares (3)	40,500	$0.46	$18,630	$2.16	(4)
Ordinary Shares (3)	27,000	$0.24	$6,480	$0.75	(4)
Ordinary Shares (3)	990,086	$0.32	$316,828	$36.72	(5)
Total	4,207,971		$1,381,566	$160.12

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	When initially set in New Israeli Shekels (“NIS”), the amount is translated (solely for the purpose of calculating the registration fee) using the rate of NIS 3.586 to US$1.00, the representative rate of exchange as of August 11, 2017 as published by the Bank of Israel.

(3)	American Depository Shares (“ADSs”), evidenced by American Depository Receipts (“ADRs”), issuable upon deposit of Ordinary Shares, no par value, of Cellect Biotechnology Ltd., are registered on a separate registration statement on Form F-6 (File No. 333-212698). Each ADS represents twenty (20) Ordinary Shares.

(4)	Computed in accordance with Rule 457(h) promulgated under the Securities Act based on the exercise price of the options underlying the Ordinary Shares.

(5)	The fee is based on the number of Ordinary Shares which may be issued under the plan this registration statement relates to and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales price of an American Depository Share as reported on the Nasdaq Capital Market on August 14, 2017.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 4,207,971 additional Ordinary Shares to be reserved for issuance under the Registrant’s 2014 Global Incentive Option Scheme. The Ordinary Shares registered hereunder are in addition to 8,163,000 Ordinary Shares previously registered on the Company's Form S-8 filed on November 28, 2016 (Commission File No. 333-214817) (the “Prior Registration Statement”). This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E, the contents of the Prior Registration Statement is incorporated by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Registrant with the Commission are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2016 filed with the Commission on March 23, 2017;

(b)	The Registrant’s reports of foreign private issuer on Form 6-K furnished with the Commission on January 30, 2017, February 6, 2017, February 8, 2017, February 14, 2017, February 17, 2017, February 21, 2017, March 2, 2017, March 13, 2017, March 16, 2017, March 22, 2017, March 23, 2017, March 30, 2017, April 4, 2017, May 3, 2017, May 4, 2017, May 10, 2017, May 17, 2017, May 30, 2017, June 12, 2017, June 26, 2017, June 26, 2017 and August 1, 2017 (in each case, to the extent expressly incorporated by reference into the Company’s Registration Statement on Form S-8 (File No. 333-214817));

(c)	The description of the Registrant’s American Depositary Shares contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37846) filed with the Commission on July 27, 2016.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Reference is made to the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, State of Israel, on the 17th day of August, 2017.

CELLECT BIOTECHNOLOGY LTD.

By:	/s/ Shai Yarkoni
Name: Dr. Shai Yarkoni
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Cellect Biotechnology Ltd., hereby severally constitute and appoint Dr. Shai Yarkoni and Eyal Leibovitz, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Shai Yarkoni	Chief Executive Officer and Director
Dr. Shai Yarkoni	(principal executive officer)	August 17, 2017

/s/ Eyal Leibovitz	Chief Financial Officer
Eyal Leibovitz	(principal financial officer and principal accounting officer)	August 17, 2017

/s/ Kasbian Nuriel Chirich	Chairman of the Board
Kasbian Nuriel Chirich		August 17, 2017

/s/ Abraham Nahmias	Director
Abraham Nahmias		August 17, 2017

/s/ Ruth Ben Yakar	Director
Dr. Ruth Ben Yakar		August 17, 2017

/s/ Yuval Berman	Director
Yuval Berman		August 17, 2017

/s/ David Grossman	Director
David Grossman		August 17, 2017

/s/ Michael Berelowitz	Director
Michael Berelowitz		August 17, 2017

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cellect Biotechnology Ltd. has signed this registration statement in the city of Monsey, the State of New York, on August 17, 2017.

VCORP SERVICES, LLC

By:	/s/ Isaac Muller
Name: Isaac Muller
Title: Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Association of Cellect Biotechnology Ltd. (unofficial English translation from Hebrew original) (1)

4.2	Certificate of Name Change of Cellect Biotechnology Ltd. (unofficial English translation from Hebrew original) (2)

4.3	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (3)

5.1	Opinion of Doron Tikotzky Kantor Gutman Cederboum & Co., Israeli counsel to Cellect Biotechnology Ltd. (including consent)

23.1	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountant (Isr.), a member of Ernst & Young Israel

23.2	Consent of Doron Tikotzky Kantor Gutman Cederboum & Co. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature page)

99.1	Cellect Biotechnology Ltd. 2014 Global Incentive Option Scheme (4)

(1)	Previously filed as Exhibit 3.1 to the Registrant’s registration statement on Form F-1 filed on July 7, 2016, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s registration statement on Form F-1 filed on July 25, 2016, and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s registration statement on Form F-1 filed on July 26, 2016, and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.6 to the Registrant’s registration statement on Form F-1 filed on July 7, 2016, and incorporated herein by reference.